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                                                                    EXHIBIT 8.1

                                    [LETTERHEAD]

                                    March 20, 1998



Telephone and Data Systems, Inc.
30 North LaSalle Street
Suite 4000
Chicago, Illinois 60602

          Re:  CERTAIN FEDERAL INCOME TAX CONSEQUENCES
               OF THE OFFERINGS OF TELECOM GROUP SHARES

Ladies and Gentlemen:

          We have acted as counsel to Telephone and Data Systems, Inc., a Delaware corporation (the "Company"), in connection with the offering of TDS Telecommunications Group Common Shares ("Telecom Group Shares") in the United States and a concurrent international offering outside the United States (the "Offerings"), as described in the Registration Statement on Form S-3 (the "Registration Statement"), which is being filed by the Company with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended. The Registration Statement includes the preliminary prospectus (the "Preliminary Prospectus") relating to the Offerings. Capitalized terms not defined herein have the meanings specified in the Prospectus.

          In rendering the opinion expressed below, we have examined the Prospectus and such other documents as we have deemed relevant and necessary, including the draft Restated Certificate of Incorporation of the Company, which will be the Certificate of Incorporation of the Company upon the effectiveness of the merger of Telephone and Data Systems, Inc., an Iowa corporation ("TDS Iowa") into the Company, a wholly owned subsidiary of TDS Iowa. Such opinion is conditioned, among other things, upon the accuracy and completeness of the facts, information and representations contained in the Prospectus as of the date hereof and the continuing accuracy and completeness thereof as of the date of the consummation of the Offerings. We have assumed that the transactions contemplated by the Prospectus and such other documents will occur as provided therein and that there will be no material change to the

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Telephone and Data Systems, Inc.
March 20, 1998
Page 2

Prospectus or any of such other documents between the date hereof and the date of the consummation of the Offerings.

          Based upon and subject to the foregoing, we are of the opinion that the discussion set forth in the Prospectus under the caption "Certain Federal Income Tax Consequences" constitutes, in all material respects, a fair and accurate summary of the matters addressed therein, based upon current law and the assumptions stated or referred to therein.

          We assume no obligation to update or supplement this letter to reflect any facts or circumstances which may hereafter come to our attention with respect to the opinion expressed above, including any changes in applicable law which may hereafter occur.

          We hereby consent to the filing of this letter as an Exhibit to the Registration Statement and to all references to our Firm included in or made a part of the Registration Statement.

                                   Very truly yours,

                                   SIDLEY & AUSTIN